UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Campbell Soup Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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People have always loved our
ICONS
They have embraced what's
NEW
Everyone will want what's
NEXT
CAPE COD
SNYDER'S OF HANOVER
Rods
V8 Original
Milano
Campbell's
Chicken Noodle Soup
Goldfish
Cheddar
KETTLE BRAND POTATO CHIPS
PEPPERIDGE FARM FARMHOUSE
THIN & CRISPY DARK CHOCOLATE CHIP
Prego FARMERS' MARKET
CLASSIC MARINARA
Well Yes!
V8 +ENERGY
POMEGRANATE BLUEBERRY
LATE JULY
Jalapeño LIME
NEW!
Goldfish
NACHO
Pacific FOODS
Chicken Noodle Soup
V8 HYDRATE
COCONUT WATERMELON
Well Yes!
TOMATO & SWEET BASIL
SIPPING SOUP
VOTE GOLD TODAY!
Campbell's

VOTE GOLD TODAY!
THE ANNUAL MEETING IS JUST TWO WEEKS AWAY

Dear Campbell Shareholders,
We urge all shareholders to support the Company’s push into the future and our plan to deliver shareholder value through our comprehensive strategic plan of:

●	Focusing Campbell on two distinct businesses, Campbell Snacks and Campbell Meals and Beverages, in our core North American market;
●	Pursuing the divestitures of two non-core businesses – Campbell International and Campbell Fresh – to focus and improve our portfolio, and using the proceeds to significantly reduce debt and improve the balance sheet; and

●	Increasing our cost savings target by $150 million, which will bring our total cost savings efforts to $945 million by the end of fiscal year 2022, including the expected Snyder’s-Lance savings.

This will allow us to remain committed to rewarding shareholders through our competitive cash dividend, which is now $1.40 per share annually. In fact, we have returned approximately $9.1 billion in dividends and $20.3 billion in total capital to shareholders over the last 28 fiscal years.

Our commitment to the return of capital is in stark contrast to Third Point. The Wall Street Journal recently reported that Third Point may cut your dividend to fund new investments – a point which Third Point endorsed by posting the article on its website.(1)

PROTECT YOUR $1.40 ANNUAL DIVIDEND

Your Vote Is Important,
No Matter How Many or How Few Shares You Own!

If you have questions or need assistance, please contact:

INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (877) 687-1866
International shareholders may call: +1-412-232-3651
Banks and Brokers Call Collect: (212) 750-5833

(1) What Campbell Can Learn from Third Point, Wall Street Journal, 10/31/18: “Especially powerful is what Third Point has left unsaid—the possibility that Campbell’s dividend may need to be cut to fund new investments. This isn’t proposed anywhere in the plan, but is hinted at in Third Point’s strong language that Campbell is being run ‘for the benefit of corporate insiders and billionaire heirs.’” (Underline added by Third Point in SEC filing)

Forward-Looking Statements
This communication contains “forward-looking statements” that reflect the Company’s current expectations about the impact of its future plans and performance on the Company’s business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the Company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the Company’s ability to execute on and realize the expected benefits from the actions it intends to take as a result of its recent strategy and portfolio review, (2) the ability to differentiate its products and protect its category leading positions, especially in soup; (3) the ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; (4) the ability to realize the projected benefits, including cost synergies, from the recent acquisitions of Snyder’s-Lance and Pacific Foods; (5) the ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (6) the Company’s indebtedness and ability to pay such indebtedness; (7) disruptions to the Company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (8) the Company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (9) the impact of strong competitive responses to the Company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (10) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (11) changes in consumer demand for the Company’s products and favorable perception of the Company’s brands; (12) changing inventory management practices by certain of the Company’s key customers; (13) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the Company’s key customers maintain significance to the Company’s business; (14) product quality and safety issues, including recalls and product liabilities; (15) the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; (16) the uncertainties of litigation and regulatory actions against the Company; (17) the possible disruption to the independent contractor distribution models used by certain of the Company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (18) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (19) impairment to goodwill or other intangible assets; (20) the Company’s ability to protect its intellectual property rights; (21) increased liabilities and costs related to the Company’s defined benefit pension plans; (22) a material failure in or breach of the Company’s information technology systems; (23) the Company’s ability to attract and retain key talent; (24) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (25) unforeseen business disruptions in one or more of the Company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (26) other factors described in the Company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this communication.

Important Additional Information and Where to Find It
Campbell has filed a definitive proxy statement on Schedule 14A and form of associated GOLD Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). Campbell, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of Campbell’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Campbell’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that Campbell files with the SEC from the SEC’s website at www.sec.gov or Campbell’s website at www.investor.campbellsoupCompany.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.